Exhibit 10.20.2
EXECUTION VERSION
PURCHASE AND SALE AGREEMENT (TRLT-II)
dated as of May 9, 2008
among
TRINITY RAIL LEASING TRUST II,
as Seller
TRINITY RAIL LEASING VI LLC,
as Buyer
and
TRINITY INDUSTRIES LEASING COMPANY
(solely with respect to Sections 2.7, 3.2, 3.3, 3.4, 3.17(y), 3.17(z), 3.19 and 4.4)

Purchase & Sale Agreement (TRLT-II)

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)

		Page

SECTION 6.14.	Governing Law; Submission to Jurisdiction	17
SECTION 6.15.	Waiver of Jury Trial	17

EXHIBIT A Form of Bill of Sale

iii

PURCHASE AND SALE AGREEMENT (TRLT-II)
     This PURCHASE AND SALE AGREEMENT (TRLT-II), dated as of May 9, 2008, is among TRINITY RAIL LEASING VI LLC, a Delaware limited liability company (the “Buyer”), TRINITY RAIL LEASING TRUST II, a Delaware statutory trust (the “Seller”) and TRINITY INDUSTRIES LEASING COMPANY, a Delaware corporation (solely with respect to Sections 2.7, 3.2, 3.3, 3.4, 3.17(y), 3.17(z), 3.19 and 4.4) (“TILC”).
     The Seller desires to transfer and convey to the Buyer at certain times on and subsequent to the Effective Date (as defined below), and the Buyer desires to acquire from the Seller at such times, all of the Seller’s right, title and interest in certain Railcars (together with all assignable warranties, guaranties and Permits related thereto) and certain Leases, and all income, proceeds and reserves in connection therewith. The Buyer will acquire ownership of such Railcars and such Leases from the Seller by paying the Purchase Price therefor, to be funded through a combination of funds received through a single borrowing under the Loan Agreement (as defined below), proceeds from certain Asset Dispositions (as defined below), if any, available to the Buyer for such purpose and cash capital contributions made by TILC to the Buyer.
     The Buyer executed that certain Term Loan Agreement, dated as of May 9, 2008 (the “Loan Agreement Date”), by and between the Buyer, as borrower, DVB Bank AG, as agent, the Committed Lenders and Conduit Lenders from time to time party thereto, as lenders, and Wilmington Trust Company, as collateral agent (together with any successor or successors in such capacity, the “Collateral Agent”) and depositary (together with any successor or successors in such capacity, the “Depositary”) (as amended, supplemented, amended and restated, extended, renewed or otherwise modified from time to time, the “Loan Agreement”), whereby the Lenders have agreed to advance to the Buyer certain amounts in a single borrowing in order for the Buyer to make purchases of Railcars on the Effective Date. In connection with the financing of the Buyer’s purchase of certain Railcars and certain Leases under the Loan Agreement, the Buyer has executed and granted pursuant to a Security Agreement, dated as of the Loan Agreement Date, a first priority Lien in such Railcars and such Leases and certain other Collateral (as defined in the Security Agreement). TILC is an Affiliate of the Seller. Each of the Seller and TILC agree that all representations, warranties, covenants and agreements made by it herein shall be for the benefit of the Buyer, the Lenders, the Agent, the Collateral Agent and TILC.
     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements herein contained, the parties agree as follows:
ARTICLE I
DEFINITIONS
     SECTION 1.1. Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meaning assigned to such terms in the Loan Agreement. Otherwise, terms defined herein shall have the following meanings and the definitions of such terms shall be equally applicable to the singular and plural forms of such terms:

     “Additional Leases” means the Leases listed on Schedule B of each Bill of Sale delivered after the Effective Date.
     “Additional Railcars” means the Railcars listed on Schedule A of each Bill of Sale delivered after the Effective Date, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, indemnifications, guarantees and Permits in connection therewith.
     “Additional Transferred Assets” has the meaning set forth in clause (b) of Section 2.1.
     “Adjusted Collateral Value” has the meaning set forth in the Loan Agreement.
     “Agreement” means this Purchase and Sale Agreement (TRLT-II), including all exhibits and schedules hereto, as it may be supplemented by each Bill of Sale and otherwise as amended, supplemented, amended and restated or modified from time to time.
     “Asset Disposition” has the meaning set forth in the Loan Agreement.
     “Assumed Obligations” has the meaning set forth in Section 2.5.
     “Bill of Sale” means a bill of sale substantially in the form of Exhibit A duly executed and delivered by the Seller in connection with the Buyer’s acquisition of Railcars and Leases from the Seller, and incorporated herein upon delivery thereof.
     “Buyer” has the meaning set forth in the preamble.
     “Effective Date” means date in which the Borrowing occurs pursuant to the Loan Agreement.
     “Existing Leases” means, as of any date, the Leases listed on Schedule B to each Bill of Sale that has been delivered pursuant to this Agreement.
     “Initial Leases” means the Leases listed on Schedule B to the Bill of Sale delivered on the Effective date.
     “Initial Railcars” means the Railcars described in Schedule A to the Bill of Sale delivered on the Effective Date, together with any and all options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, indemnifications, guarantees and Permits in connection therewith.
     “Initial Transferred Assets” has the meaning set forth in clause (a) of Section 2.1.
     “Lease” has the meaning ascribed to it in the Loan Agreement.
     “Lessee” has the meaning ascribed to it in the Loan Agreement.
     “Letter-of-Credit Right” means a Letter-of-Credit Right as defined in the Security Agreement.

     “Loan Agreement” has the meaning set forth in the preamble.
     “Loan Agreement Date” has the meaning set forth in the preamble.
     “Material Adverse Effect” means (i) any material adverse effect upon the operations, business, properties, condition (financial or otherwise) or prospects of the Buyer or Seller (after taking into account any applicable insurance and any applicable indemnification (to the extent the provider of such insurance or indemnification has the financial ability to support its obligations with respect thereto and is not disputing or refusing to acknowledge the same)), (ii) a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby to occur on each Transfer Date, (iii) a material impairment of the ability of the Seller to perform any of its obligations under this Agreement or (iv) a material impairment of the rights and benefits of the Buyer under this Agreement.
     “Purchase Price” has the meaning set forth in Section 2.3.
     “Seller” has the meaning set forth in the preamble.
     “Servicing Agreement” has the meaning ascribed to it in the Loan Agreement.
     “Supporting Obligation” means a Letter-Of-Credit Right, guarantee or other secondary obligation supporting, or any Lien securing, the payment or performance of one or more receivables, accounts, chattel paper, general intangibles, documents, instruments or investment property.
     “TILC” has the meaning set forth in the preamble.
     “Transfer Date” means any date on which Railcars or Leases are transferred by the Seller to the Buyer pursuant to the terms of this Agreement.
     “Transfer Taxes” has the meaning set forth in Section 4.4.
     “Transferred Assets” has the meaning set forth in clause (b) of Section 2.1.
     “Transferred Leases” means, collectively, the Initial Leases and the Additional Leases.
     “Transferred Railcars” means, collectively, the Initial Railcars and the Additional Railcars.
     “Transaction Documents” means this Agreement, the Servicing Agreement, the Insurance Agreement, and the Administrative Services Agreement.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
     SECTION 1.2. UCC Terms. Unless otherwise defined herein or in the Loan Agreement or the context otherwise requires, uncapitalized terms used herein which are defined in the UCC have the respective meanings provided in the UCC.

     SECTION 1.3. Interpretation. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Agreement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. Underscored references to Articles, Sections, clauses, Exhibits or Schedules shall refer to those portions of this Agreement, and any underscored references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. The use of the terms “hereunder”, “hereof”, “hereto” and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section or clause of or Exhibit or Schedule to this Agreement.
ARTICLE II
TRANSFER OF ASSETS; PURCHASE AND SALE
OF ASSETS; ASSUMPTION OF ASSUMED OBLIGATIONS
     SECTION 2.1. Transferred Assets. Subject to the terms and conditions of this Agreement, (a) on the Effective Date, the Seller shall sell, assign, convey, transfer and deliver to the Buyer, and the Buyer shall receive, accept and take assignment and delivery of (i) the Initial Railcars and (ii) the Initial Leases, and any and all Supporting Obligations, income, proceeds, rent and reserves related thereto and all other amounts payable but not yet received in connection therewith (including any and all income, rent and proceeds and all other such amounts due and owing but not yet received as of the Effective Date (or which may become due and owing after the Effective Date) whether or not relating to periods before or after the Effective Date and all reserves, whether or not accrued to the Effective Date) (collectively, the “Initial Transferred Assets”); and (b) subsequent to the Effective Date on each other Transfer Date, the Seller may sell, assign, convey, transfer and deliver to the Buyer, and the Buyer may receive, accept and take assignment and delivery of (i) Additional Railcars and (ii) Additional Leases, and any and all Supporting Obligations, income, proceeds, rent and reserves related thereto and all other amounts payable but not yet (as of the related Transfer Date) received in connection therewith (including any and all income, rent and proceeds and all other such amounts due and owing but not yet received as of such Transfer Date (or which may become due and owing after such Transfer Date) whether or not relating to periods before or after such Transfer Date and all reserves, whether or not accrued to the Transfer Date) (collectively, the “Additional Transferred Assets” and, together with the Initial Transferred Assets, the “Transferred Assets”).
     SECTION 2.2. Consideration. On each Transfer Date, in exchange for the transfer and conveyance of the Transferred Assets by the Seller to the Buyer, the Buyer shall pay to the Seller the Purchase Price of such Transferred Assets.

     SECTION 2.3. Purchase Price. The Seller and the Buyer agree that (i) the “Purchase Price” of each Railcar and related Lease shall be equal to each such Railcar’s “Purchase Price” as determined pursuant to the Loan Agreement, reduced by the amount of Transfer Taxes (if any) paid by the Buyer pursuant to Section 4.4 with respect to the sale of such Railcar to the Buyer and (ii) the “Purchase Price” of all other Transferred Assets shall be equal to their “Purchase Price” as set forth on Schedule C attached to the applicable Bill of Sale.
     SECTION 2.4. Agent to Hold Existing Leases. Upon each applicable Transfer Date, the Leases transferred on such date and related documentation shall be delivered by the Seller to the Agent or its designee pursuant to the Loan Documents and shall be administered for the Buyer by TILC under the Servicing Agreement, in each case subject to the security interests of the Collateral Agent for the benefit of the Lenders pursuant to the Security Agreement.
     SECTION 2.5. Assumed Obligations. The Buyer shall assume, and agree to pay, perform, fulfill and discharge, the obligations of the Seller under each Transferred Lease (and each warranty, guarantee and Permit related to such Leases or the Railcars that are subject to such Leases) which are required to be performed, and which accrue, after its applicable Transfer Date (but expressly excluded from such assumption and agreement are any and all liabilities and obligations of the Seller required to be paid or performed or arising prior to each applicable Transfer Date), to the extent such Leases, warranties, guaranties and Permits, and all rights of the Seller thereunder, are effectively assigned to the Buyer pursuant to Sections 2.1 and 2.2 (the “Assumed Obligations”).
     SECTION 2.6. Seller’s Intent. It is the intention of the Seller that the transfer and assignment contemplated by this Agreement shall constitute an outright conveyance of ownership of the Transferred Assets from the Seller to the Buyer under applicable state law and that the beneficial interest in and title to the Transferred Assets shall not be part of the Seller’s estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. In the event that, notwithstanding the intent of the Seller, the transfer and assignment contemplated hereby is held not to be a conveyance of ownership, this Agreement shall constitute a grant of a security interest in the property referred to in this Section by the Seller for the benefit of the Buyer to secure the deemed repayment obligation associated with the deemed borrowing by the Seller in such circumstance.
     SECTION 2.7. Letter-of-Credit Rights. TILC hereby assigns and conveys to the Buyer all of its beneficial interests in any letters of credit and all of its Letter-of-Credit Rights relating to the Transferred Leases, whether now existing or created in the future and whether possessed by TILC on the applicable Transfer Date or acquired by TILC at any time thereafter. The Buyer hereby appoints TILC as the Buyer’s agent, and TILC hereby accepts such appointment, for the purpose of making draws under any such letters of credit and Letter-of-Credit Rights. TILC hereby agrees to cause all proceeds its receives from such letters of credit and Letter-of-Credit Rights to be deposited promptly into the Collection Account.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER
     Each of the Seller and, with respect to Sections 2.7, 3.2, 3.3, 3.4, 3.17(y), 3.17(z), 3.19 and 4.4 only, TILC, hereby makes on behalf of itself only the following representations and warranties for the benefit of the Collateral Agent, the Lenders, the Agent and the Buyer. Such representations and warranties are made as of each Transfer Date, but shall survive such assignment, transfer and conveyance of the Transferred Assets to the Buyer and its successors and assigns.
     SECTION 3.1. Organization and Good Standing. The Seller is a statutory trust duly organized, validly existing and in good standing under the laws of the State of Delaware, has all corporate or other necessary power and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified as a foreign entity, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed or be in good standing, as the case may be, in the aggregate, could have a Material Adverse Effect.
     SECTION 3.2. Power; Authorization; Enforceable Obligations. Each of the Seller and TILC has the corporate or other necessary power and authority, and the legal right to execute, deliver and perform this Agreement, and has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Seller or TILC in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for (i) consents, authorizations, notices and filings disclosed in Schedule 5.02 to the Loan Agreement, all of which have been obtained or made and (ii) filings to perfect and maintain the perfection of Liens created by the Collateral Documents. This Agreement has been duly executed and delivered on behalf of each of the Seller and TILC. This Agreement constitutes a legal, valid and binding obligation of each of the Seller and TILC, and is enforceable against each of the Seller and TILC, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles of general applicability (regardless of whether enforcement is sought by proceedings in equity or at law).
     SECTION 3.3. No Conflicts. Neither the execution and delivery by each of the Seller and TILC, nor the consummation of the transactions contemplated herein or therein, nor performance of and compliance with the terms and provisions hereof or thereof by each of the Seller and TILC, nor the exercise of remedies by the Buyer under this Agreement, will (i) violate or conflict with any provision of the Seller’s or TILC’s Organization Documents (ii) violate, contravene or conflict with any Applicable Law, (iii) violate, contravene or conflict with any Contractual Obligation to which the Seller or TILC is a party or by which the Seller or TILC may be bound, or (iv) result in or require the creation of any Lien upon or with respect to its properties (other than Liens created by the Transaction Documents).

     SECTION 3.4. No Litigation Pending. There are no proceedings pending or, to the Knowledge of the Seller, threatened against the Seller or its Affiliates in any court or before any Governmental Authority or arbitration board or tribunal which would affect adversely the ability of the Seller or TILC to perform their respective obligations under this Agreement, nor is the Seller or any of its Affiliates in default with respect to any order of any court or Governmental Authority or arbitration board or tribunal, the default under which would adversely affect the ability of the Seller or TILC to perform their respective obligations under, or the enforcement ability of, this Agreement.
     SECTION 3.5. No Violation of Authority or Applicable Law. The Seller is not in violation of any term of any charter instrument, by-law or in any other material agreement or instrument to which it is a party or by which it or its properties may be bound, except where non-compliance, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Seller is in compliance with all Applicable Laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a Material Adverse Effect on its operations or condition, financial or otherwise, or would impair the ability of the Seller to perform its obligations under this Agreement, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
     SECTION 3.6. Bulk Sales Notice. The Seller has furnished all relevant parties with such notices required of it in a timely manner as are required under “bulk sale” laws of its state or any other relevant jurisdiction.
     SECTION 3.7. Title. The Seller has conveyed to the Buyer good and marketable title to the Transferred Railcars and the Transferred Leases, free and clear of all Liens (other than Permitted Liens), and such conveyance is not void or voidable under any Applicable Law. All action necessary to convey to the Buyer all of the Seller’s right, title and interest in and to the Transferred Assets has been taken by the Seller. Upon such conveyance, the Buyer is the sole owner of such Railcars and the assignee of the Seller’s interest as sole “lessor” under such Leases.
     SECTION 3.8. Records. The Seller will cause the Seller’s records to be marked to reflect the transfer of the Transferred Assets to the Buyer. The Seller has transferred the Transferred Assets to the Buyer which are intended to constitute sales, absolute assignments and conveyances of ownership thereof, such that such Railcars and related Leases would not be property of the Seller’s estate in the event of a bankruptcy of the Seller. The transfers are to be reflected on the Seller’s own balance sheet and other financial statements and/or internal records as transfers of ownership of such assts, consistent with GAAP. The Seller will respond to any third-party inquiry consistent with such characterization.
     SECTION 3.9. [Reserved].
     SECTION 3.10. No Restrictions on Transfer. On each Transfer Date, all Railcars listed on Schedule A to the Bill of Sale being delivered on such Transfer Date are free and clear of any restrictions on the sale, assignment or transfer thereof by the Seller.

     SECTION 3.11. Broker’s Fees. No broker’s or finder’s or placement fee or commission, is payable with respect to the transactions contemplated by this Agreement.
     SECTION 3.12. Railcars. As of the Transfer Date of each Transferred Railcar, such Transferred Railcar (A) materially conforms with the specifications contained in each applicable Independent Appraisal, (B) has a fair market value not less than its Purchase Price, (C) is marked with the railroad equipment number (also known as the running number) as noted on Schedule A to the applicable Bill of Sale and at no time since its manufacture has such Transferred Railcar been identified by any other railroad equipment number, (D) has not been substantially refurbished or rebuilt, excluding normal repairs in the ordinary course of maintenance, (E) is in good order and repair, ordinary wear and tear excepted, (F) is in compliance with all Applicable Laws (including applicable Interchange Rules of the AAR) governing the use and maintenance thereof, (G) is in material compliance with manufacturer’s warranties (to the extent such warranties are or should be then available other than due to the passage of time) and (H) is an Eligible Railcar.
     SECTION 3.13. Marks. The railcar identification marks listed on Schedule A to each Bill of Sale for each Railcar listed therein are the Marks used on such Railcars as of the Transfer Date of such Railcar, and each such Mark is as of such Transfer Date owned of record by the Marks Company.
     SECTION 3.14. Event of Loss. As of each applicable Transfer Date, neither the Seller nor any of its Affiliates has received any notice of the occurrence of any Event of Loss, or any event which with the passage of time would constitute an Event of Loss, with respect to any Railcar to be transferred on such date.
     SECTION 3.15. Solvency. Transfers of Railcars and Leases hereunder are made in good faith and not with the intent to hinder, delay or defraud any entity to which the Seller is or shall become indebted; and as of the time of each such transfer, the Seller is Solvent, and the Seller will not cease to be Solvent as the result of such transfer.
     SECTION 3.16. Permits; etc. The Seller possesses all Permits, concessions and consents of or from all Governmental Authorities and agencies the absence of which in the aggregate would have a Material Adverse Effect.
     SECTION 3.17. Leases. As of the Transfer Date of each Transferred Lease, the Seller (or in the case of each clause (y) and clause (z) of this Section 3.17, TILC) represents and warrants that:
     (a) Such Lease provides for payment in Dollars.
     (b) No default under any such Lease has occurred which has been waived by any party thereto, and, to the Seller’s Knowledge, each party is in compliance with the terms of such Lease in all material respects.
     (c) The Lessee under each such Lease is (A) organized under the laws of the United States (or any state thereof or the District of Columbia), Canada (provincial or federal) or Mexico (state or federal) as a common carrier which is a “railroad” (as defined in the Bankruptcy Code), (B) a corporation, limited partnership or limited liability company organized under the laws of the United States (or any state thereof or the District of Columbia), Canada (provincial or federal) or Mexico (state or federal), or (C) a Lessee otherwise approved by the Agent in its sole discretion.
     (d) All Applicable Laws in respect of each such Lease have been complied with in all material respects and each such Lease complies in all material respects with all Applicable Laws of the jurisdiction in which it was originated.
     (e) Each such Lease represents the legal, valid and binding obligation of the Lessee thereunder, enforceable against such Lessee in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by equitable principles) and all parties to each such Lease have the legal capacity to execute such Lease.
     (f) Each such Lease has not been satisfied, subordinated or rescinded and remains in full force and effect.
     (g) No provision of any such Lease has been waived, amended, or modified in any respect, except by instruments or documents, copies of which have been delivered to the Buyer and the Agent and, in any event, no such Lease has been amended or modified since its origination to cure a non-payment thereunder occurring during the one-year period (or shorter period, as applicable) prior to the date of the applicable Request, except as disclosed in accordance with Section 2.02(a) of the Loan Agreement.
     (h) Such Lease and each originally executed copy of such Lease contains a Chattel Paper Legend and is designated as the first, second or other consecutive counterpart, as applicable, of such Lease (except as otherwise consented to by the Agent as contemplated in Section 4.02(f) of the Loan Agreement). Each executed original Lease marked as the first counterpart of such Lease has been delivered to the Collateral Agent or its designee on or prior to the date hereof.
     (i) All payments under each such Lease required to have been paid on the date hereof, including any sales, use, gross receipts, or other similar tax required to be collected by the Seller in connection with such Lease, or during the one-year period (or shorter period, as applicable) prior to the date of the Applicable Request, have been paid (except as disclosed in accordance with Section 2.02(a) of the Loan Agreement), and the Lessee has not prepaid any payments for periods occurring after the date herein (except to the extent such amounts are being transferred to the Buyer hereunder).
     (j) No proceedings or, to the Seller’s Knowledge, investigations are pending, or have been threatened asserting the invalidity of any such Lease, or seeking any determination or ruling that might adversely and materially affect the validity or enforceability of any such Lease.
     (k) No such Lease requires the consent of a Lessee (unless such consent has been obtained) or contains any other restriction relating to the transfer or assignment of such Lease so as to adversely affect or prohibit the assignment of such Lease as contemplated hereby.
     (l) With respect to any such Lease for which the Seller collects maintenance payments, the Seller is not in default under any agreement with the applicable maintenance provider or the applicable Lessee related to maintenance payments due and owing on the Transfer Date to the applicable maintenance provider or the applicable Lessee, as the case may be.
     (m) Any guarantees required at the time of origination of such Lease remain in full force and effect.
     (n) The transfer and assignment to the Buyer of such Lease and the Seller’s right, title and interest in and to the subject Railcars will not violate the terms or provisions of such Lease or any other agreement to which the Seller then is a party or by which it is bound.
     (o) Such Leases were originated by the Seller or TILC, on behalf of the Seller, in the ordinary course of business. The origination and collection practices used by the Seller or TILC, as the case may be, with respect to each such Lease have been legal in all respects except where the failure to do so would not result in a material adverse effect on the collectibility of such Leases.
     (p) With respect to any Lease transferred on the Effective Date, no such Lease contains any purchase option, except as the Buyer and the Agent have each been notified in writing prior to the Effective Date (which notice shall describe the terms of any such option).
     (q) With respect to any Lease which is transferred after the Effective Date, no such Lease contains any purchase option, except as the Buyer and the Agent have each been notified in writing prior to such transfer (which notice shall describe the terms of any such option).
     (r) No such Lease has been originated in or is subject to the laws of any jurisdiction whose laws would make the assignment and transfer thereof pursuant to the terms hereof unlawful.
     (s) The Lessee under such Lease has accepted the subject Railcars and, after reasonable opportunity to inspect and test, has not notified the Seller or, to the best Knowledge of the Seller, TILC of any defects thereof.
     (t) No event has occurred or act or thing has been done or omitted to be done by the Seller or, to the best Knowledge of the Seller, TILC pursuant to which or as a result of which such Lease can be terminated or the obligations of any such party thereunder would be rendered invalid, illegal or unenforceable.
     (u) The Seller has, or has caused to be, delivered to the Buyer (or to TILC on behalf of the Buyer) true and complete copies of such Lease and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates).
     (v) Each such Lease is for the Railcar identified therein and each such Railcar is or will become, concurrently with such Lease, a Transferred Asset.
     (w) Except as otherwise disclosed to the Buyer, such Lease and other Portfolio Leases are on lease and other terms which are no different, taken as a whole, than those for similar railcars owned, leased or managed by the Seller. Each such Lease is substantially in the form of Exhibit I-1, I-2 or I-3 to the Loan Agreement.
     (x) Each such Lease is an Eligible Lease.
     (y) Each such Lease is a Lease that is properly treated for United States federal income tax purposes, taking into account Applicable Law as of the date such Lease is added to the Portfolio, as a Lease of a Railcar that does not convey ownership of such Railcar for such income tax purposes to the Lessees of such Railcars.
     (z) Any letter of credit or Letter-of-Credit Right relating to each such Lease names TILC as the beneficiary of such letter of credit or Letter-of-Credit Right.
     SECTION 3.18. Marks Company Interest. As of the Transfer Date of each Transferred Railcar, the Seller has caused the Marks Company Interests with respect to the Marks on such Railcar to be issued to the Buyer by the Marks Company.
     SECTION 3.19. Full Disclosure. No representation or warranty of the Seller or TILC in this Agreement, nor any statement or certificate furnished or to be furnished to the Buyer pursuant to this Agreement, or in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.
     SECTION 3.20. Fair Labor Standards Act. To the best of the Seller’s knowledge, all of the Transferred Railcars have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended from time to time, or any successor statute, and regulations promulgated thereunder.
ARTICLE IV
COVENANTS OF THE SELLER
     The Seller hereby covenants and agrees for the benefit of the Buyer, the Agent and the Lenders to perform each of the following covenants.
     SECTION 4.1. Implementing Agreement. Subject to the terms and conditions hereof, the Seller shall take all action required of it to fulfill its obligations under the terms of this Agreement and shall otherwise use all commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

     SECTION 4.2. Consents and Approvals. The Seller shall obtain all consents, approvals, certificates and other documents required in connection with the performance by it of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby, including all such consents and approvals required in connection with any of the Transferred Leases and Permits. The Seller shall make, or cause to be made, all filings, notices, applications, statements and reports to all Governmental Authorities and other Persons that are required to be made prior to the applicable Transfer Date by or on behalf of the Seller or any of its Affiliates pursuant to any Applicable Law or Transferred Lease in connection with this Agreement and the transactions contemplated hereby, and shall cooperate with the Buyer in making all such filings, notices, applications, statements and reports that are required to be made prior to the applicable Transfer Date by or on behalf of the Buyer or any of its Affiliates pursuant to any Applicable Law in connection with this Agreement and the transactions contemplated hereby.
     SECTION 4.3. Notification of Breach. The Seller will advise the Buyer and the Agent promptly, in reasonable detail, upon discovery of the occurrence of any material breach by the Seller of any of its representations, warranties and covenants contained herein.
     SECTION 4.4. Taxes. Any other provision of this Agreement to the contrary notwithstanding, any and all sales, use, gross receipts, and other similar transaction-based taxes imposed on arising with respect to the Transferred Assets pursuant to this Agreement by any government or agency or subdivision thereof (each a “Transfer Tax”) shall be paid by Seller, if permitted by Applicable Law. In the event that any Transfer Tax is payable with respect to the transactions contemplated by this Agreement, and the payment of such Transfer Tax by Seller is not permitted by Applicable Law, then:
     (a) the separate statement, payment, and reporting of all such Transfer Tax shall be made by TILC, in its capacity as Servicer, on behalf of the Buyer, in accordance with Applicable Law; and
     (b) TILC, in its capacity as Servicer, (i) shall recalculate and separately state the purchase price paid for such Transferred Assets such that the sum of such recalculated purchase price plus the Transfer Tax thereon to be paid by the Buyer is equal to the Purchase Price for such Transferred Assets, (ii) collect and set aside a portion of such Purchase Price in an amount equal to the Transfer Tax computed in clause (i) of this paragraph and (iii) remit such portion as Transfer Tax to any government or taxing authority in accordance with Applicable Law.
Buyer and Seller agree to timely sign and deliver such valid exemption or other certificates or forms as Buyer or Seller may reasonably request and as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or make a report with respect to, Transfer Taxes. If a written claim for a Transfer Tax is made by a government or taxing authority against either Seller or Buyer, such party shall give prompt notice in writing of such claim to the other party (and in any event within 30 days after its receipt) and shall promptly furnish the other party with copies of such claim and all other writings received from the government or taxing authority related to such claim. Any contest pursuant to this section shall be subject to the control and prosecution of Seller, subject to the reasonable notice and approval of Buyer.

     SECTION 4.5. Property Tax Reimbursement. The Seller shall reimburse Buyer for property Taxes paid or to be paid by the Buyer for any period arising out of ownership of the Transferred Railcars prior to the Transfer Date with respect thereto. The Seller shall make such reimbursement promptly upon payment by the Buyer of such Taxes.
     SECTION 4.6. Substantive Consolidation. Buyer will be operated in such a manner so that it would not be substantively consolidated with the Seller, so that the separate existences of Buyer and Seller would not be disregarded in the event of a bankruptcy or insolvency of Seller, and in such regard, among other things:
     (a) Seller will not be involved in the day-today management of the Buyer (although officers or employees of Seller or its parent may serve as officers and/or managing trustees of the Buyer);
     (b) Seller will maintain separate corporate records and books of account from the Buyer and otherwise will observe corporate formalities and will provide a separate area within its office space for the Buyer;
     (c) Seller will maintain its assets separately from the assets of the Buyer (including through the maintenance of a separate bank account), and Seller’s assets, and records relating thereto, have not been, and are not and will not be, commingled with those of the Buyer (except as permitted by the Customer Collections Account Administration Agreement and except for misdirected Lease payments);
     (d) all of Seller’s business correspondence and other communications will be conducted in Seller’s own name and on its own stationary;
     (e) Seller will not act as an agent for the Buyer (except to the extent contemplated in the Transaction Documents);
     (f) Seller will not conduct any of the business of the Buyer in Seller’s name;
     (g) Seller will not pay any liabilities of Buyer, except as expressly provided in the Transaction Documents;
     (h) Seller will maintain an arm’s length relationship with Buyer;
     (i) Seller will not assume or guarantee or become obligated for the debts of Buyer or hold out its credit as being available to satisfy the obligations of Buyer;
     (j) Seller will not acquire obligations of Buyer;
     (k) Seller will allocate fairly and reasonably overhead or other expenses that are properly shared with Buyer;
     (l) Seller will identify and hold itself out as a separate and distinct entity from Buyer;

     (m) Seller will not identify Buyer as a division or part of Seller;
     (n) Seller will not induce any third party to rely on the creditworthiness of the Buyer in order that such third party will be induced to contract with the Seller or any of its Affiliates (other than the Buyer); and
     (o) Seller will not enter into, or be party to, any other transactions with Buyer except as provided in the Transaction Documents or except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to Buyer than would be obtained in a comparable arm’s length transaction with an unrelated third party.
     SECTION 4.7. No Bankruptcy Petition Against the Buyer. The Seller will not, prior to the date that is one year and one day after the payment in full of all amounts owing pursuant to the Transaction Documents, institute against the Buyer, or join any other Person in instituting against the Buyer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of any applicable jurisdiction. This Section 4.7 shall survive the termination of this Agreement.
     SECTION 4.8. Chattel Paper Counterparts. In the event any executed original of an Initial Lease comes into the possession of the Seller after the Effective Date that does not already contain a fully executed Chattel Paper Legend, the Seller shall, if permitted under the terms of the applicable Initial Lease, promptly deliver such original to TILC, whereupon TILC shall stamp such original with a Chattel Paper Legend and mark such original with a number that continues the numbering system begun on the originally executed copies of such Lease which were marked with such Legend and designation on or prior to the Effective Date in accordance with clause (h) of Section 3.17.
     SECTION 4.9. Rescission of Transfer. The Buyer shall have the right, at any time, to rescind the transfer of any particular Railcars and the related Leases thereof effected hereunder if, as of the applicable Transfer Date, any of the Seller’s representations, warranties, covenants or agreements contained in Article III with respect to such Railcars or such Leases are untrue or unperformed in any respect and such untruth or failure to perform has a Material Adverse Effect. Such right of rescission may also be exercised by the Agent. Upon notice by the Buyer or the Agent of rescission under this Section 4.9, the Seller shall promptly re-acquire the Transferred Assets subject of such rescission from the Buyer for (i) either (x) a repurchase price equal to Adjusted Collateral Value of such Transferred Assets or (y) an in kind exchange for a Qualifying Replacement Railcar with an Appraised Fair Market Value (within sixty (60) days of acquisition by the Borrower) of at least the Adjusted Collateral Value of the Railcar subject to the rescission (except to a de minimis extent) determined at the time of the rescission, plus (ii) all reasonable out-of-pocket costs and expenses, including, without limitation, interest, fees, and counsel expenses, incurred by the Buyer in connection with such Transferred Assets, by wire transfer in immediately available funds to the Net Cash Proceeds Account and, upon receipt of such amounts in the Net Cash Proceeds Account and upon the transfer of the Qualifying Replacement Railcar, if applicable, the Buyer will convey to the Seller the applicable Transferred Assets free and clear of all Liens other than the Lien of the Lease and any Lien resulting by, through or under the Seller. Any rescission pursuant to this Section 4.9 shall not be deemed to be an Asset

Disposition. The proceeds of any such rescission shall be applied in accordance with Section 2.07(b)(iv) of the Loan Agreement.
ARTICLE V
DELIVERABLES
     SECTION 5.1. Deliverables. On each Transfer Date, the Seller shall deliver to the Buyer:
     (a) a Bill of Sale covering each Railcar and each Lease transferred on such date;
     (b) other instruments of transfer reasonably required by the Buyer to evidence the transfer of the Transferred Assets to the Buyer, duly executed by the Seller; and
     (c) such other documents and instruments as may be required by any other provision of this Agreement or as may reasonably be required to consummate the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, such documents and instruments as may be required to be delivered to the Agent, the Lender or any designee thereof.
ARTICLE VI
MISCELLANEOUS
     SECTION 6.1. Notices and Other Communications. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be given in accordance with Section 11.01 of the Loan Agreement. Unless another address is designated by the Seller to the Buyer, the address of the Seller is 2525 Stemmons Freeway, Dallas, Texas, 75207.
     (b) Effectiveness of Facsimile Documents and Signatures. Transaction Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to requirements of Applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Seller and the Buyer.
     SECTION 6.2. Effect of Investigation. Except as otherwise provided herein, any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of the Buyer shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, the Seller made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by the Buyer.
     SECTION 6.3. Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.
     SECTION 6.4. Amendment. This Agreement may be amended, modified or supplemented, but only in writing signed by the Buyer, the Seller and TILC and approved by the Agent, except in the case of Sections 2.7, 3.2, 3.3, 3.4, 3.17(y), 3.19 or 4.4, which shall also require the approval of TILC.
     SECTION 6.5. Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of any rights or obligations shall be made by the Seller without the written consent of the Buyer and the Agent.
     SECTION 6.6. Assignment to Collateral Agent or Agent. It is understood that this Agreement and all rights of the Buyer hereunder (a) will be collaterally assigned by the Buyer to the Collateral Agent for the benefit of the Protected Parties as provided in the Loan Documents and (b) may be assigned at any time by the Buyer to the Agent for the benefit of the Protected Parties. The Seller expressly agrees to any such assignment and agrees that all of its duties, obligations, representations and warranties hereunder shall be for the benefit of, and, subject to the terms of the Loan Documents, may be enforced by, the Collateral Agent or the Agent, as the case may be, and any successor to or assignee of the rights of any thereof under the Loan Documents.
     SECTION 6.7. Further Assurances. Upon the reasonable request of the Buyer, the Seller will on and after the Effective Date execute and deliver to the Buyer such other documents, releases, assignments and other instruments and do all other things as may be required to effectuate completely the transfer and assignment to the Buyer of, and to vest fully in the Buyer title to, each of the Transferred Assets, and to otherwise carry out the purposes of this Agreement.
     SECTION 6.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 6.9. Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available under Applicable Law, in equity or otherwise.
     SECTION 6.10. Entire Understanding. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any and all prior agreements, arrangements and understandings among the parties relating to the subject matter hereof.

     SECTION 6.11. Headings. The headings of the articles, sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.
     SECTION 6.12. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
     SECTION 6.13. Survival of Representations and Warranties. All representations and warranties made hereunder or in any other document delivered pursuant hereto or in connection herewith shall survive the execution and delivery hereof and thereof, and shall be fully effective and enforceable until the Termination Date. Such representations and warranties have been or will be relied upon by the Buyer, regardless of any investigation made by the Buyer or on its behalf and notwithstanding that the Buyer may have had notice or Knowledge of any default at the time of any transfer or conveyance hereunder or under any Bill of Sale.
     SECTION 6.14. Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, the Seller hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. The Seller irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.
     SECTION 6.15. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY
[Signatures Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

TRINITY RAIL LEASING TRUST II
By:	/s/ Thomas C. Jardine
	Name:	Thomas C. Jardine
	Title:	Vice President

TRINITY RAIL LEASING VI LLC, as Buyer
By:	Trinity Industries Leasing Company, its sole Member

By:	/s/ Eric Marchetto
	Name:	Eric Marchetto
	Title:	Executive Vice President

TRINITY INDUSTRIES LEASING COMPANY (solely with respect to Sections 2.7, 3.2, 3.3, 3.4, 3.17(y), 3.17(z), 3.19 and 4.4)
By:	/s/ Eric Marchetto
	Name:	Eric Marchetto
	Title:	Executive Vice President